UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

 _________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2022

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ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11740 Katy Fwy, Energy Tower III, 11th Floor Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-878-1000

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2022, ENGlobal Corporation (the “Company”) entered into a sales agreement with Lake Street Capital Markets, LLC (“Lake Street”), pursuant to which the Company may offer and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $30,000,000 (the “Placement Shares”), to or through Lake Street, as sales agent or principal (the “Sales Agreement”), from time to time, in “at the market offerings” (as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended) of the Placement Shares (the “ATM Offering”). In addition, the Company also engaged A.G.P./Alliance Global Partners and England Securities, LLC as independent financial advisors with respect to the ATM Offering.

The Placement Shares may be sold through a prospectus supplement by any method permitted by law deemed to be an “at the market offering.” Upon delivery of a placement notice (a “Placement Notice”) by the Company and subject to the terms and conditions of the Sales Agreement, Lake Street is required to use its commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of The Nasdaq Stock Market to sell the Placement Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company in such Placement Notice. Lake Street is not under any obligation to purchase any of the Placement Shares on a principal basis pursuant to the Sales Agreement, except as otherwise agreed by Lake Street and the Company in writing and expressly set forth in a Placement Notice. Lake Street’s obligations to sell the Placement Shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions. The Company is not obligated to make any sales of Placement Shares under the Sales Agreement and any determination by the Company to do so will be dependent, among other things, on market conditions and the Company’s capital raising needs.

The Company will pay Lake Street and the independent financial advisors an aggregate compensation of  up to 3.0% of the gross proceeds from each sale of the Placement Shares on the Company’s behalf pursuant to the Sales Agreement, with Lake Street receiving 1.0% of such compensation. The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has provided Lake Street with customary indemnification and contribution rights. The Company has also agreed to reimburse Lake Street for certain specified expenses, including the expenses of counsel to Lake Street. The offering of the Placement Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by Lake Street or the Company, as permitted therein.

The Placement Shares will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-252572), which was declared effective by the Securities and Exchange Commission on March 19, 2021, and a prospectus supplement thereto.

On January 7, 2022, the Company’s At Market Issuance Sales Agreement with B. Riley Securities, Inc. was terminated pursuant to its terms.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Placement Shares under the Sales Agreement, nor shall there be any sale of such Placement Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Sales Agreement, dated January 11, 2022, by and between ENGlobal Corporation and Lake Street Capital Markets, LLC.
5.1	Opinion of Holland & Hart LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation
(Registrant)

January 11, 2022	/s/ Darren W. Spriggs
(Date)	Darren W. Spriggs, Chief Financial Officer, Treasurer and Corporate Secretary

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